Exhibit 99.1

MSCI Launches Private Offering of $800 million Senior Notes Due 2024

New York – October 31, 2014 – MSCI Inc. (NYSE: MSCI) announced today that it is proposing to issue $800 million aggregate amount of senior notes due 2024 in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The proposed offering is subject to market and other conditions.

If the offering is successfully placed, MSCI intends to use the net proceeds from the offering, together with cash on hand, to repay in full its $794.8 million outstanding indebtedness under its senior secured term loan facility. Concurrent with this offering, MSCI intends to enter into a new 5-year $200 million unsecured revolving credit facility.

The notes are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and outside the United States only to non-U.S. investors pursuant to Regulation S. The notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. This press release does not constitute an offer to sell or the solicitation of an offer to buy the notes, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About MSCI

MSCI Inc. is a leading provider of investment decision support tools to investors globally, including asset managers, banks, hedge funds and pension funds. MSCI products and services include indices, portfolio risk and performance analytics, and governance tools.

For further information on MSCI, please visit our website at www.msci.com

MSCI Inc. Contact:

W. Edings Thibault, MSCI, New York	+ 1.212.804.5273

Media Inquiries:

Jo Morgan, MSCI, London	+ 44.20.7618.2224

Kristin Meza, MSCI, New York	+ 1.212.804.5330

Sally Todd | Christian Pickel, MHP Communications, London	+ 44.20.3128.8100

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in MSCI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the Securities and Exchange Commission (“SEC”) on February 28, 2014, and in quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC, and may also include the risks and uncertainties associated with a failure to consummate or a delay in the consummation of the proposed transaction, including as a result of a failure to satisfy the conditions to closing in a timely manner or at all. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what MSCI projected. Any forward-looking statement in this release reflects MSCI’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to MSCI’s operations, results of operations, growth strategy and liquidity. MSCI assumes no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise, except as required by law.